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                                                                    Exhibit 10.5

                  REINSURANCE COMMUTATION AND RELEASE AGREEMENT

This Reinsurance Commutation and Release Agreement (hereinafter referred to as the "Agreement"), is entered into by and between Philadelphia Insurance Company, Philadelphia Indemnity Insurance Company, both of Bala Cynwyd, Pennsylvania, and any and all other companies which are now or may hereafter become member companies of Philadelphia Consolidated Holding Corporation (hereinafter referred to collectively as the "Company") and Federal Insurance Company, Warren, New Jersey, through Chubb Re, Inc., Bernardsville, New Jersey, and Harbor Point Services, Inc. on behalf of Federal Insurance Company (hereinafter referred to as "Chubb Re"). The Company and Chubb Re are sometimes referred to individually as a "Party" and collectively as the "Parties."

WHEREAS, the Company and Chubb Re entered into the Whole Account Net Quota Share Reinsurance Contract, effective April 1, 2003 and Addendum No. 1 thereto, effective January 1, 2004 (hereinafter referred to collectively as the "Treaty");

WHEREAS, the Company ceded and Chubb Re assumed a 45.0% share in the terms and conditions under the Treaty for the period January 1, 2004 through December 31, 2004 (the "2004 Contract Year");

WHEREAS, the Company and Chubb Re have agreed to cancel and commute the 2004 Contract Year as of January 1, 2006, fully and finally settle, commute and discharge any and all of their respective obligations and liabilities under the 2004 Contract Year, and enter into mutual releases relating thereto;

NOW THEREFORE, in consideration of the covenants, assumptions, promises, payments, agreements and other good and valuable consideration recited as set forth herein, the sufficiency of which is acknowledged, the Parties agree to the following:

ARTICLE I - CONSIDERATION

In consideration for commuting the 2004 Contract Year, the Company shall receive a commutation profit commission of $17,511,566.70 which shall be deemed to equal 45.0% of the balance of the Funds Withheld Account associated with the 2004 Contract Year under the provisions of the Treaty. Chubb Re shall retain 45.0% of the Reinsurer's Expense Allowance paid under the 2004 Contract Year (being 45.0% of 3.80% of the 2004 Contract Year Ceded Net Written Premium). Such amounts shall be deemed to be fully earned by Chubb Re. Further, the Company acknowledges that receipt of such commutation profit commission constitutes a full and final settlement of all obligations of Chubb Re to the Company under the 2004 Contract Year, and that no further amounts are or will be owed to the Company by Chubb Re for the 2004 Contract Year.

ARTICLE II - MUTUAL RELEASE

Each Party hereto, on behalf of itself and its predecessors, successors, assigns, affiliates and subsidiaries, and their past, present and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives hereby releases, acquits, and

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forever discharges the other Party, its predecessors, successors, assigns, affiliates and subsidiaries, and their past, present and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives from any and all claims, loss debts, demands, causes of action, liabilities, obligations, costs, disbursements, fees, attorneys' fees, expenses, damages, and injuries of every kind, nature and description based on, relating to, or arising out of the 2004 Contract Year, whether grounded in law or in equity, in contract or in tort, including, but not limited to, any common-law or statutory claims for fraud and misrepresentation, or statutory RICO claims, whether or not now known, suspected, reported, or claimed whether fixed or contingent, currently existing or arising in the future.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

Both Parties to this Agreement hereby represent and warrant that:

1. All judicial, statutory, regulatory, administrative, and/or ministerial actions necessary for the execution, delivery, and performance of this Agreement by each Party have been or will be duly taken, and that no further action, consent or approval of any person, entity, court or other governmental authority is required by either Party for the lawful execution or delivery of this Agreement or the lawful performance and consummation of the transactions contemplated herein, nor will such transactions violate any provision of any law or conflict with any order, writ, injunction, or decree of any court or other governmental authority.

2. The individual executing this Agreement on behalf of each Party has the full legal right, power, and authority to execute and deliver this Agreement on behalf of such Party.

3. The Parties represent each to the other that they have not assigned to third parties any claims intended to be released by this Agreement. The Parties are not aware of any third party who might assert some interest in any claims intended to be released hereunder.

4. The Company and Chubb Re further agree and stipulate that they have completely read, fully understood, and voluntarily accepted the terms of this Agreement, and that:

     a. By entering into this Agreement, neither the Company nor Chubb Re is making any representations as to any fact or circumstance other than those contained within this Agreement;

     b. Neither the Company nor Chubb Re is relying upon the other, nor upon any person, third party, or anything other than its own independent knowledge and judgment and the advice of its own counsel in entering into this Agreement; and

     c. Both Parties acknowledge that there is a risk that subsequent to execution of this Agreement certain facts, circumstances, or legal decisions may be discovered, established or adjudicated which were different from, less than, or greater than that believed or known by one of the Parties hereto at the time of the execution of this Agreement. It is further understood that the Parties hereby assume such risk and agree that this Agreement shall apply under any such different, unknown, or unanticipated conditions.

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ARTICLE IV - CONFIDENTIALITY AND NONDISCLOSURE

The Company and Chubb Re hereby expressly agree that the terms and conditions of this Agreement shall be CONFIDENTIAL between Parties and shall not be disclosed by either Party without the prior written consent of the other, except to the broker of record of the Treaty, or where required by Order of a court, administrative tribunal, regulatory body, arbitration panel or where required by applicable law or regulation. In the event disclosure is to be made pursuant to this Article, the disclosing Party shall use its best efforts to preserve the confidentiality of such information, including giving prior written notice to the other Party, specifying the information to be disclosed, the manner of disclosure, and to whom disclosure is to be made. The other, non-disclosing Party shall be provided a reasonable opportunity to oppose such disclosure.

ARTICLE V - GENERAL CONDITIONS

A. This Agreement is binding on and shall inure to the benefit of all Parties hereto and their representative officers, directors, employees, agents, attorneys, shareholders, predecessors, parents, affiliates, subsidiaries, successors and assigns (including without limitation, any receiver, conservator, rehabilitator, liquidator, provisional liquidator, trustee or other statutory successor or quasi-statutory successor) upon its execution.

B. The Parties specifically agree and acknowledge that the consideration for the commutation is being paid to the Company in good faith and constitutes fair consideration for the discharge of amounts allegedly owing now or potentially owing in the future by Chubb Re to the Company for the 2004 Contract Year.

C. This Agreement constitutes the entire understanding by and between the Parties hereto, superseding all negotiations, prior discussions, representations, promises, and understandings, oral or written, expressed or implied, made prior to or contemporaneous with its execution. This Agreement may only be modified or amended by written agreement, entered into subsequent to the date of this commutation and duly executed by the Parties hereto.

D. The failure of the Parties to enforce any provision of this Agreement shall not be construed as a waiver of such provision or any other provision of this Agreement. No waiver of any provision of this Agreement shall be deemed a waiver of any of its other terms, nor shall such waiver constitute a continuing waiver.

E. This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one of the same instrument and Agreement.

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F.   This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York (without giving effect to conflicts of law principles).

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Bala Cynwyd, Pennsylvania, this 26th day of January in the year 2006.


                                        Christopher J. Maguire,
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                                        Executive Vice President and
                                        Chief Underwriting Officer
                                        Philadelphia Insurance Company
                                        Philadelphia Indemnity Insurance Company

Bernardsville, New Jersey, this 27th day of January in the year 2006.


                                        Brian Hegarty,
                                        ----------------------------------------
                                        Managing Director
                                        Harbor Point Services, Inc. (for and on
                                        behalf of Federal Insurance Company)

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